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                                                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  __________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.
            (Exact name of Registrant as Specified in Its Charter)

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
                             Georgia                                                  58-0612397
(State or Other Jurisdiction of Incorporation or Organization)          (I.R.S. Employer Identification No.)

       5030 Sugarloaf Parkway, Lawrenceville Georgia                                  30044-2689
         (Address of Principal Executive Offices)                                     (Zip Code)
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             Long-Term Incentive Plan of Scientific-Atlanta, Inc.
                           (Full Title of the Plan)

                               James F. McDonald
         President, Chief Executive Officer and Chairman of the Board
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia 30044-2689
                    (Name and Address of Agent For Service)
                                (770) 903-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                Please address a copy of all communications to:
                          William E. Eason, Jr., Esq.
        Senior Vice President, General Counsel and Corporate Secretary
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia 30044-2689
                                (770) 903-5000

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                                                  CALCULATION OF REGISTRATION FEE
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                                                  Amount                Proposed                 Proposed              Amount Of
Title of Securities To Be Registered              To Be             Maximum Offering        Maximum Aggregate      Registration Fee
                                              Registered (1)      Price Per Share (2)         Offering Price
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
Common Stock, par value $0.50 per share,
together with associated preferred              6,000,000
stock purchase rights (3)..............           shares                  $20.41               $122,460,000             $30,615
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(1) Pursuant to General Instruction E of Form S-8, this registration statement covers the registration of 6,000,000 shares of common stock in addition to shares previously registered under Registration Statement Nos. 33-56449 and
    333-67931.  Pursuant to Rule 416(a) of the Securities Act of 1933, as
    amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the
    Long-Term Incentive Plan of Scientific-Atlanta, Inc.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the per share high and low sale prices ($21.37 and $19.44, respectively) of the common stock of the registrant on the New York Stock Exchange Composite on August 17, 2001.

(3) The securities also include preferred stock purchase rights associated with the common stock. These preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate a separate filing.
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                               EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 6,000,000 additional shares of common stock, par value $0.50 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Scientific-Atlanta, Inc. ("Scientific-Atlanta") to be issued pursuant to the Long-Term Incentive Plan of Scientific-Atlanta (the "LTIP"). Scientific-Atlanta has previously registered shares of Common Stock to be issued under the LTIP on Registration Statements on Form S-8 (Registration Statement Nos. 33-56449 and 333-67931, filed on November 8, 1995 and November 14, 1997, respectively) (the "Prior Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit Number      Description of Exhibit
--------------      ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1                Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2                Consent of Arthur Andersen LLP.

                                       2
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                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 20/th/ day of August, 2001.

                                 SCIENTIFIC-ATLANTA, INC.



                                 By: /s/ James F. McDonald
                                    -------------------------------------------
                                    Name: James F. McDonald
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above indicated.



 /s/ James F. McDonald
---------------------------------------
James F. McDonald
Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)



 /s/ Wallace G. Haislip
---------------------------------------
Wallace G. Haislip
Senior Vice President, Chief Financial
Officer and Treasurer
(Principal Financial Officer)



 /s/ Julian W. Eidson
---------------------------------------
Julian W. Eidson
Vice President and Controller
(Principal Accounting Officer)

                                       3
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 /s/ Marion H. Antonini
---------------------------------------
Marion H. Antonini, Director



 /s/ James I. Cash, Jr.
---------------------------------------
James I. Cash, Jr., Director



 /s/ David W. Dorman
---------------------------------------
David W. Dorman, Director



 /s/ William E. Kassling
---------------------------------------
William E. Kassling, Director



 /s/ Mylle Bell Mangum
---------------------------------------
Mylle Bell Mangum, Director



 /s/ Terence F. McGuirk
---------------------------------------
Terence F. McGuirk, Director



 /s/ David J. McLaughlin
---------------------------------------
David J. McLaughlin, Director



 /s/ James V. Napier
---------------------------------------
James V. Napier, Director



 /s/ Sam Nunn
---------------------------------------
Sam Nunn, Director

                                       4
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                                 EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1                Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2                Consent of Arthur Andersen LLP.